                                                                    EXHIBIT 99.1

                   NETGEAR REPORTS SECOND QUARTER 2004 RESULTS

     o Second quarter 2004 net revenue increased to $88.4 million; 28.1% year over year growth

     o Second quarter 2004 pro forma net income increased to $5.3 million, as compared to $2.2 in the comparable prior year quarter, 147% year over year growth

     o Second quarter 2004 pro forma diluted EPS of $0.17 as compared to $0.09 in the comparable prior year quarter, an 89% year over year growth.

     o Second quarter 2004 gross margin improved to 32.1% and pro forma operating margin to 8.9%

     o Company expects third quarter 2004 net revenue to be in the range of $98 million to $101 million, with pro forma operating margin in the range of 9.0% to 9.3%



SANTA CLARA, Calif. - July 29, 2004 - NETGEAR, Inc. (NASDAQ: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the second quarter ended June 27, 2004.

Net revenue for the second quarter ended June 27, 2004 was $88.4 million, a 28.1% increase compared to $69.0 million for the second quarter ended June 29, 2003; net revenue was $88.4 million in first quarter ended March 28, 2004. Net revenue in the second quarter of 2004 derived from North America was $46.5 million, the Europe, Middle East and Africa region was $32.6 million and the Asia Pacific region was $9.3 million.

The Company improved its gross margin in the second quarter of 2004 to 32.1%, as compared to 27.6% in the year ago comparable quarter and 31.1% in the prior quarter. Pro forma operating margin was 8.9% in the second quarter of 2004, compared to 5.4% in the year ago comparable quarter and 8.2% in the prior quarter. In the second quarter of 2004, pro forma operating expenses were 23.2% of net revenue, and sales and marketing expenses were 17.0% of net revenue. Research and development expenses remained essentially flat from the prior quarter at approximately 2.6% of net revenue for the second quarter of 2004. General and administration costs were 3.6% of net revenue for the second quarter of 2004.

Net income, computed in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, for the second quarter of 2004 was $4.9 million or $0.16 per basic share and $0.15 per diluted share, compared to net income of $11.5 million for the second quarter of 2003 or $0.57 per basic share and $0.48 per diluted share. Included in net income for the prior year quarter was a $9.8 million reversal of a deferred tax valuation allowance. The year over year comparison of earnings per share takes into account an increase of approximately 8 million common shares outstanding reflecting the Company's IPO, which was completed in July 2003.

Pro forma net income, which excludes non-cash, stock-based compensation expense of $445,000, for the second quarter of 2004 was $5.3 million, a 147.1% increase over the pro forma net income of $2.2 million for the second quarter of 2003, which excluded $422,000 for stock-based compensation expense and the $9.8 million reversal of deferred tax valuation allowance. Pro forma net income per share was $0.18 per basic share and $0.17 per diluted share in the second quarter of 2004, compared to $0.11 per basic share and $0.09 per diluted share in the second quarter of 2003. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP, or pro forma, basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "This was another solid quarter for the business as demand for our wireless, broadband and Ethernet switching products worldwide remained strong. Our strength in the small business market helped offset a seasonally slower retail market. We expect our overall business momentum will continue as we enter the third quarter, which is typically more robust due to back-to-school demand in the retail market in the U.S. We expect that NETGEAR will experience better than industry growth as many of the products we introduced over the past two quarters continue to accelerate their sales momentum. The Company will also be introducing an impressive line-up of new products in the third quarter, which we expect will be well received, further powering our growth and market share gains in all regions in the quarters ahead."

Jonathan Mather, Chief Financial Officer of NETGEAR, said, "For the past four quarters as a public company NETGEAR has consistently met or exceeded our key financial metrics. In the second quarter of 2004, our gross margin again expanded, coming in at 32.1%, ahead of the 31.1% we achieved in the first quarter and well ahead of 27.6% in the year ago second quarter. We remain focused on further enhancing our revenue composition from a product, channel and geographic basis, and expect to benefit from additional improvements in gross margin. NETGEAR's cash on hand, including short-term investments, increased to $111.2 million at the end of the second quarter of 2004 from $89.5 million at the end of the first quarter of 2004, primarily due to cash generated from operating activities."

Second quarter 2004 ending inventory was $44.2 million, representing 5.4 turns, compared to $39.1 million and 6.2 turns at the end of the first quarter of 2004. The increase is due to planned seasonal inventory stocking in advance of the back-to-school season in the U.S. Days sales outstanding (DSO's) improved to 69 days in the second quarter of 2004, compared to 71 days in the first quarter of 2004. European distribution channel inventory ended at approximately 4.4 weeks. The U.S. retail channel inventory is at 9.2 weeks. U.S. distribution channel inventory is at 4.3 weeks.

Looking forward, Mr. Lo added, "We remain very optimistic for our business prospects as we continue to execute on the vast opportunities in our core small business and home users markets. We are also excited about the initial successes we have had globally in the service provider market, including the recent addition of Strato, one of Germany's major Internet service providers, as a new customer. The international market continues to be a strong source of growth for NETGEAR. We believe that we continue to gain market share in Europe and our progress in Asia is encouraging, as evidenced by our 11% quarter over quarter growth there. We will be placing increased resources behind our efforts in our carrier and international businesses over the next few years given the significant opportunities. Overall, as we enter the seasonally stronger third quarter 2004 we expect net revenue to be in the range of approximately $98 million to $101 million, with pro forma operating income in the range of 9.0% to 9.3%. We also note that the third quarter of 2004 will contain 14 weeks compared to 13 weeks in the second quarter of 2004. Finally, we expect pro forma effective tax rate to remain about 37.0%."

INVESTOR CONFERENCE CALL / WEBCAST DETAILS
NETGEAR will review second quarter 2004 results and discuss management's expectations for the third quarter 2004 today, July 29, 2004, at 5:30PM EDT (2:30PM PDT). The conference call-in will be available at www.netgear.com and by telephone at (973) 582-2745. A replay will be available from 8:30PM EDT (5:30PM
PDT) on July 29 through midnight EDT (9:00PM PDT) on August 5 by telephone at
(973) 341-3080. The confirmation identification for both the live call and the replay is 4960605.

ABOUT NETGEAR INC.
NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small business and home users. The Company's suite of approximately 100 products enables users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the Company's Web site at www.netgear.com or call (408) 907-8000.

NETGEAR IS A REGISTERED TRADEMARK OF NETGEAR, INC. IN THE UNITED STATES AND OTHER COUNTRIES.

CONTACTS:
Doug Hagan                          David Pasquale
Director, Corporate Marketing       Executive Vice President, Investor Relations
NETGEAR, Inc.                       The Ruth Group
(408) 907-8053                      (646) 536-7006
doug.hagan@netgear.com              dpasquale@theruthgroup.com



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR NETGEAR, INC.: THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS REPRESENT NETGEAR, INC.'S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS AND INCLUDE STATEMENTS, AMONG OTHERS, REGARDING NETGEAR'S EXPECTED REVENUE, EARNINGS, OPERATING INCOME AND TAX RATE, DEMAND FOR PRODUCTS, AND OUR PROSPECTS TO GAIN MARKET SHARE INTERNATIONALLY, ESPECIALLY IN EUROPE AND ASIA. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. FOR EXAMPLE, OUR REVENUES COULD BE LESS THAN EXPECTED IF DEMAND FOR OUR PRODUCTS IS LESS THAN ANTICIPATED, WE ARE UNABLE TO MANUFACTURE AND DISTRIBUTE OUR PRODUCTS, OR WE ARE UNABLE TO COLLECT RECEIVABLES AS THEY BECOME DUE. OUR EARNINGS DEPEND UPON OUR REVENUES, AS WELL AS OUR ABILITY TO MANAGE OUR COSTS, INCLUDING THE COST OF DEVELOPING NEW PRODUCTS AND MANUFACTURING AND DISTRIBUTING OUR EXISTING OFFERINGS. OTHER FACTORS THAT COULD AFFECT OUR FORWARD-LOOKING STATEMENTS INCLUDE WITHOUT LIMITATION, DEMAND FOR OUR PRODUCTS, THE PRICE/PERFORMANCE REQUIREMENTS OF CUSTOMERS, THE ABILITY OF NETGEAR TO SELL PRODUCTS INCORPORATING TECHNOLOGY, THE IMPACT AND PRICING OF COMPETING TECHNOLOGIES, THE INTRODUCTION OF ALTERNATIVE TECHNOLOGICAL SOLUTIONS AND OTHER RISKS DETAILED FROM TIME-TO-TIME IN NETGEAR'S SEC FILINGS AND REPORTS. NETGEAR UNDERTAKES NO DUTY TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

                               - TABLES ATTACHED -

                                  NETGEAR, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED         SIX MONTHS ENDED
                                                       ---------------------    ---------------------
                                                       JUNE 27,    JUNE 29,     JUNE 27,    JUNE 29,
                                                         2004         2003        2004        2003
                                                       ---------   ---------    ---------   ---------
Net revenue                                            $  88,372   $  69,003    $ 176,797   $ 136,709
                                                       ---------   ---------    ---------   ---------
Cost of revenue:
  Cost of revenue                                         59,975      49,889      120,874      99,135
  Amortization of deferred stock-based compensation           40          42           82          31
                                                       ---------   ---------    ---------   ---------
  Total Cost of revenue                                  60,015       49,931      120,956      99,166
                                                       ---------   ---------    ---------   ---------
Gross profit                                              28,357      19,072       55,841      37,543
                                                       ---------   ---------    ---------   ---------
Operating expenses:
  Research and development                                 2,277       1,882        4,620       3,898
  Sales and marketing                                     15,048      11,706       29,816      22,667
  General and administrative                               3,213       1,779        6,395       3,681
  Amortization of deferred stock-based compensation:
     Research and development                                119         103          237         199
     Sales and marketing                                     189         179          377         288
     General and administrative                               97          98          194         249
                                                       ---------   ---------    ---------   ---------
           Total operating expenses                       20,943      15,747       41,639      30,982
                                                       ---------   ---------    ---------   ---------
Income from operations                                     7,414       3,325       14,202       6,561
Interest income                                              321          25          544          53
Interest expense                                            --          (370)        --          (731)
Other income                                                 206         128          103          50
                                                       ---------   ---------    ---------   ---------
Income before income taxes                                 7,941       3,108       14,849       5,933
Provision (benefit) for income taxes                       3,066      (8,395)       5,824      (7,182)
                                                       ---------   ---------    ---------   ---------
Net income                                             $   4,875   $  11,503    $   9,025   $  13,115
                                                       =========   =========    =========   =========
Net income per share:
   Basic                                               $    0.16   $    0.57    $    0.30   $    0.65
                                                       =========   =========    =========   =========
   Diluted                                             $    0.15   $    0.48    $    0.28   $    0.55
                                                       =========   =========    =========   =========
Weighted average shares outstanding
   for net income per share:
   Basic                                                  30,367      20,230       29,951      20,230
                                                       =========   =========    =========   =========
   Diluted                                                32,238      23,945       32,348      23,997
                                                       =========   =========    =========   =========

                                  NETGEAR, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               EXCLUDING STOCK-BASED COMPENSATION AND A DEFERRED
                     TAX ASSET VALUATION ALLOWANCE REVERSAL
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED        SIX MONTHS ENDED
                                                       ---------------------    ---------------------
                                                       JUNE 27,    JUNE 29,     JUNE 27,    JUNE 29,
                                                         2004         2003        2004        2003
                                                       ---------   ---------    ---------   ---------
Net revenue                                            $  88,372   $  69,003    $ 176,797   $ 136,709
                                                       ---------   ---------    ---------   ---------
Cost of revenue:
  Cost of revenue                                         59,975      49,889      120,874      99,135
  Amortization of deferred stock-based compensation         --          --           --          --
                                                       ---------   ---------    ---------   ---------
  Total Cost of revenue                                   59,975      49,889      120,874      99,135
                                                       ---------   ---------    ---------   ---------
Gross profit                                              28,397      19,114       55,923      37,574
                                                       ---------   ---------    ---------   ---------
Operating expenses:
  Research and development                                 2,277       1,882        4,620       3,898
  Sales and marketing                                     15,048      11,706       29,816      22,667
  General and administrative                               3,213       1,779        6,395       3,681
  Amortization of deferred stock-based compensation:
     Research and development                               --          --           --          --
     Sales and marketing                                    --          --           --          --
     General and administrative                             --          --           --          --
                                                       ---------   ---------    ---------   ---------
           Total operating expenses                       20,538      15,367       40,831      30,246
                                                       ---------   ---------    ---------   ---------
Income from operations                                     7,859       3,747       15,092       7,328
Interest income                                              321          25          544          53
Interest expense                                            --          (370)        --          (731)
Other income                                                 206         128          103          50
                                                       ---------   ---------    ---------   ---------
Income before income taxes                                 8,386       3,530       15,739       6,700

Provision for (benefit from) income taxes                  3,066       1,377        5,824       2,590
                                                       ---------   ---------    ---------   ---------
Net income                                             $   5,320   $   2,153    $   9,915   $   4,110
                                                       =========   =========    =========   =========
Net income per share:
   Basic                                               $    0.18   $    0.11    $    0.33   $    0.20
                                                       =========   =========    =========   =========
   Diluted                                             $    0.17   $    0.09    $    0.31   $    0.17
                                                       =========   =========    =========   =========
Weighted average shares outstanding for net
   income per share:
   Basic                                                  30,367      20,230       29,951      20,230
                                                       =========   =========    =========   =========
   Diluted                                                32,238      23,945       32,348      23,997
                                                       =========   =========    =========   =========

                                  NETGEAR, INC.
                  SCHEDULE OF GAAP TO PRO FORMA RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED                     SIX MONTHS ENDED
                                         ----------------------------------    ----------------------------------
                                                     JUNE 27, 2004                         JUNE 27, 2004
                                         ----------------------------------    ----------------------------------
                                            GAAP     EXCLUDED     PRO FORMA      GAAP      EXCLUDED     PRO FORMA
                                         ---------   ---------    ---------    ---------   ---------    ---------
Net revenue                              $  88,372   $    --      $  88,372    $ 176,797   $    --      $ 176,797
                                         ---------   ---------    ---------    ---------   ---------    ---------
Cost of revenue:
  Cost of revenue                           59,975        --         59,975      120,874        --        120,874
  Amortization of deferred
    stock-based compensation                    40          40         --             82          82         --
                                         ---------   ---------    ---------    ---------   ---------    ---------
  Total Cost of revenue                     60,015          40       59,975      120,956          82      120,874
                                         ---------   ---------    ---------    ---------   ---------    ---------
Gross profit                                28,357         (40)      28,397       55,841         (82)      55,923
                                         ---------   ---------    ---------    ---------   ---------    ---------
Operating expenses:
  Research and development                   2,277        --          2,277        4,620        --          4,620
  Sales and marketing                       15,048        --         15,048       29,816        --         29,816
  General and administrative                 3,213        --          3,213        6,395        --          6,395
  Amortization of deferred stock-based
     compensation:
     Research and development                  119         119         --            237         237         --
     Sales and marketing                       189         189         --            377         377         --
     General and administrative                 97          97         --            194         194         --
                                         ---------   ---------    ---------    ---------   ---------    ---------
           Total operating expenses         20,943         405       20,538       41,639         808       40,831
                                         ---------   ---------    ---------    ---------   ---------    ---------
Income from operations                       7,414        (445)       7,859       14,202        (890)      15,092
Interest income                                321        --            321          544        --            544
Interest expense                              --          --           --           --          --           --
Other income                                   206        --            206          103        --            103
                                         ---------   ---------    ---------    ---------   ---------    ---------
Income before income taxes                   7,941        (445)       8,386       14,849        (890)      15,739
Provision for income taxes                   3,066        --          3,066        5,824        --          5,824
                                         ---------   ---------    ---------    ---------   ---------    ---------
Net income                               $   4,875   $    (445)   $   5,320    $   9,025   $    (890)   $   9,915
                                         =========   =========    =========    =========   =========    =========

Net income per share
   Basic                                 $    0.16                $    0.18    $    0.30                $    0.33
                                         =========                =========    =========                =========
   Diluted                               $    0.15                $    0.17    $    0.28                $    0.31
                                         =========                =========    =========                =========

Weighted average shares outstanding
   for net income per share:
   Basic                                    30,367                   30,367       29,951                   29,951
                                         =========                =========    =========                =========
   Diluted                                  32,238                   32,238       32,348                   32,348
                                         =========                =========    =========                =========

                                  NETGEAR, INC.
                  SCHEDULE OF GAAP TO PRO FORMA RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED                     SIX MONTHS ENDED
                                          -----------------------------------    -----------------------------------
                                                      JUNE 29, 2003                         JUNE 29, 2003
                                          -----------------------------------    -----------------------------------
                                             GAAP      EXCLUDED     PRO FORMA      GAAP       EXCLUDED     PRO FORMA
                                          ---------    ---------    ---------    ---------    ---------    ---------
Net revenue                               $  69,003    $    --      $  69,003    $ 136,709    $    --      $ 136,709
                                          ---------    ---------    ---------    ---------    ---------    ---------
Cost of revenue:
Cost of revenue                              49,889         --         49,889       99,135         --         99,135
Amortization of deferred stock-based
compensation                                     42           42         --             31           31         --
                                          ---------    ---------    ---------    ---------    ---------    ---------
Total Cost of revenue                        49,931           42       49,889       99,166           31       99,135
                                          ---------    ---------    ---------    ---------    ---------    ---------
Gross profit                                 19,072          (42)      19,114       37,543          (31)      37,574
                                          ---------    ---------    ---------    ---------    ---------    ---------
Operating expenses:
Research and development                      1,882         --          1,882        3,898         --          3,898
Sales and marketing                          11,706         --         11,706       22,667         --         22,667
General and administrative                    1,779         --          1,779        3,681         --          3,681
Amortization of deferred stock-based
  compensation:
Research and development                        103          103         --            199          199         --
Sales and marketing                             179          179         --            288          288         --
General and administrative                       98           98         --            249          249         --
                                          ---------    ---------    ---------    ---------    ---------    ---------
Total operating expenses                     15,747          380       15,367       30,982          736       30,246
                                          ---------    ---------    ---------    ---------    ---------    ---------
Income from operations                        3,325         (422)       3,747        6,561         (767)       7,328
Interest income                                  25         --             25           53         --             53
Interest expense                               (370)        --           (370)        (731)        --           (731)
Other income                                    128         --            128           50         --             50
                                          ---------    ---------    ---------    ---------    ---------    ---------
Income before income taxes                    3,108         (422)       3,530        5,933         (767)       6,700
Provision (benefit) for income taxes         (8,395)      (9,772)       1,377       (7,182)      (9,772)       2,590
                                          ---------    ---------    ---------    ---------    ---------    ---------
Net income                                $  11,503    $   9,350    $   2,153    $  13,115    $   9,005    $   4,110
                                          =========    =========    =========    =========    =========    =========
Net income per share
Basic                                     $    0.57                 $    0.11    $    0.65                 $    0.20
                                          =========                 =========    =========                 =========
Diluted                                   $    0.48                 $    0.09    $    0.55                 $    0.17
                                          =========                 =========    =========                 =========
Weighted average shares outstanding for
net income per share
Basic                                        20,230                    20,230       20,230                    20,230
                                          =========                 =========    =========                 =========
Diluted                                      23,945                    23,945       23,997                    23,997
                                          =========                 =========    =========                 =========

                                  NETGEAR, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                              JUNE 27,   DECEMBER 31,
                                                2004        2003
                                             ---------    ---------
                                            (UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents                    $  98,923    $  61,215
Short-term investments                          12,303       12,390
Accounts receivable, net                        67,291       74,866
Receivable from related parties                    160         --
Inventories                                     44,156       39,266
Deferred income taxes                            9,056        9,056
Prepaid expenses and other current assets        3,871        4,169
                                             ---------    ---------
Total current assets                           235,760      200,962
Property and equipment, net                      3,338        3,626
Goodwill, net                                      558          558
                                             ---------    ---------
Total assets                                 $ 239,656    $ 205,146
                                             =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                             $  21,062    $  24,480
Payable to related parties                       8,492        6,412
Accrued employee compensation                    6,489        3,871
Other accrued liabilities                       41,156       31,299
Deferred revenue                                 3,420        2,380
Income taxes payable                              --          1,765
                                             ---------    ---------
Total current liabilities                       80,619       70,207
                                             ---------    ---------
Stockholders' equity:
Common stock                                        30           28
Additional paid-in capital                     178,426      164,459
Deferred stock-based compensation               (3,126)      (4,248)
Other comprehensive income                          (5)          13
Accumulated deficit                            (16,288)     (25,313)
                                             ---------    ---------
Total stockholders' equity                     159,037      134,939
                                             ---------    ---------
Total liabilities and stockholders' equity   $ 239,656    $ 205,146
                                             =========    =========